UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38824 (Commission File Number)	83-1476189 (I.R.S. Employer Identification No.)

19951 Mariner Avenue

Torrance, CA 90503

(Address of principal executive offices) (Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per share per share	GOEV	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on October 18, 2024, Canoo Inc. (the “Company” or “Canoo”) issued an Unsecured Grid Promissory Note (the “Note”) to an entity affiliated with Mr. Tony Aquila, the Company’s Chief Executive Officer and Executive Chair, AFV Management Advisors, LLC (“AFV”) in the initial principal amount of $850,000 and an annual interest rate of 11%, payable monthly. The Note allows the Company to request additional advances from AFV from time to time in such greater amount as shall be mutually agreed, which will be added to the outstanding principal balance of the Note.

On October 30, 2024 and November 1, 2024, the Company requested, and AFV agreed to fund, additional advances of $2 million and $725,000, respectively, under the Note. As of November 5, 2024, the aggregate principal amount outstanding under the Note was $3,845,000.

On November 5, 2024, the Company entered into a Revolving Credit Facility Agreement and related Security Agreement with AFV (the “Secured WC Facility”), under which AFV may provide working capital advances to the Company of up to $12 million for a period of up to 12 months, which advances are secured by a first priority lien and security interest on the Company’s subsidiary’s equipment located at the Company’s Oklahoma City facility, and by a pledge of certain cash proceeds from the future release of cash collateral securing the Company’s obligations under a letter of credit issued to a third party.  On the same day, the Company borrowed an initial amount of $3,855,322 under the Secured WC Facility, and used the proceeds to repay all principal and interest due under the Note. AFV remains committed to fund $2,000,000 of additional advances under the Secured WC Facility for certain approved purposes, provided all conditions to such funding are met. Any additional advances beyond that amount are subject to AFV’s discretion. There can be no assurance that any further advances under the Secured Credit Facility will be available to the Company.

The Secured WC Facility contains customary covenants and conditions, including a restriction on the Company or its subsidiaries pledging their assets to another party, and customary events of default. Advances under the Secured WC Facility bear interest at the One-Month Secured Overnight Financing Rate (SOFR) plus 6.00%, with interest paid monthly, and principal to be repaid within 120 days of being drawn. The Company may prepay amounts due under the Secured Credit Facility Note in whole or in part at any time without premium or penalty.

Subject to the terms and conditions of the Secured WC Facility, if one or more events of default shall have occurred and be continuing, AFV may at its option by written notice to the Company declare the principal amount and all advances and unpaid interest thereon to be immediately due and payable.

The Secured WC Facility was approved by the independent directors of the Company as a related party transaction.

The foregoing description of the Secured WC Facility does not purport to be complete and is qualified in its entirety by reference to the agreements comprising the Secured WC Facility, which will be filed as exhibits in the Company’s next periodic report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2024, Canoo Inc. announced the appointment of Kunal Bhalla as its Chief Financial Officer, effective immediately.

Mr. Bhalla, age 46, has served in multiple roles at Canoo since November 2020 including Chief of Staff to the CEO, Corporate Development, Capital Markets, Investor Relations and Procurement. Prior to Canoo, Mr. Bhalla was an investment banker with Rothschild and Co. as a Director of M&A focused on the Mobility Technology sector.

Mr. Bhalla will earn an annual base salary of $300,000. Mr. Bhalla will be eligible to participate in all of Canoo’s benefit plans made available to its employees and senior executives.

There is no arrangement or understanding between Mr. Bhalla and any other persons pursuant to which Mr. Bhalla was selected as an officer. There are no family relationships between Mr. Bhalla and any director or executive officer of Canoo and no related-party transactions involving Mr. Bhalla that would require disclosure under Item 404(a) of Regulation S-K.

On October 31, 2024, Greg Ethridge, the Chief Financial Officer of Canoo who previously served as the CFO of Canoo’s SPAC sponsor Hennessey Capital before transitioning to the Company’s Board as the SPAC’s representative and Hector Ruiz, General Counsel and Corporate Secretary of Canoo, notified Canoo of their resignations.

On October 31, 2024, Canoo also appointed Sean Yan as General Counsel and Secretary and Ramesh Murthy, who was serving as its Senior Vice President Finance and Chief Accounting Officer to the additional position of Chief Administrative Officer.

Item 8.01.	Other Events.

Concurrently with the foregoing, Canoo announced that it made the difficult decision to temporarily reduce its workforce in Oklahoma City by furloughing 23% of its factory workers for a period of twelve weeks as part of a broader realignment of its North American operations. This reduction is a continuation of the Company’s efforts to consolidate its U.S. workforce which includes redistributing some of its tenured and skilled employees to its Oklahoma City and Texas facilities as part of its comprehensive plan and supply chain harmonization to prepare the Company for the next phase of growth. The Company said it is committed to supporting its 30 impacted workers in Oklahoma City during this challenging time and will provide necessary resources to assist them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOO INC.

Date: November 5, 2024	By:	/s/ Kunal Bhalla
		Name:	Kunal Bhalla
		Its:	Chief Financial Officer